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                                                                    EXHIBIT 99.1

[CROSSROADS LETTERHEAD]



                                            For More Information Please Contact:
                                                                    Reagan Sakai
                                                        Crossroads Systems, Inc.
                                                                    512-928-7003
                                                             info@crossroads.com


CROSSROADS SYSTEMS, INC. ANNOUNCES STOCK PURCHASE PROGRAM

AUSTIN, TX--September 17, 2001--Crossroads Systems, Inc. (NASDAQ: CRDS), a global provider of connectivity for storage networking solutions, today announced that the company's board of directors has authorized a program to repurchase up to $5 million worth of its common stock. The program is effective immediately, and is expected to be completed within six months.
Under the plan, the stock will be purchased in the open market or privately negotiated transactions from time to time in compliance with the SEC's Rule 10b-18, subject to market conditions, applicable legal requirements and other factors. The timing and amounts of any purchases will be as determined by the Company's management from time to time or may be suspended at any time or from time to time without prior notice, depending on market conditions and other factors they deem relevant.

ABOUT CROSSROADS SYSTEMS, INC.
With headquarters in Austin, Texas, Crossroads Systems, Inc. (Nasdaq: CRDS) is a leading global provider of connectivity for storage networks regardless of technology or location. Crossroads enables protocol-independent connectivity at gigabit speeds for a wide range of devices that scale for small businesses to global enterprises. Crossroads' products are in solutions from ADIC, ATL, Compaq, Dell, Fujitsu-Siemens, Groupe Bull, Hewlett-Packard, Hitachi Data Systems, IBM, McDATA, StorageTek, Sun Microsystems, Unisys, ACAL, Bell Micro, Cranel/Adexis, Datalink and Tech Data. Crossroads is a voting member of the Storage Networking Industry Association (SNIA). For more information about Crossroads Systems, please visit www.crossroads.com or call (800) 643-7148.

FORWARD-LOOKING STATEMENTS
This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: the quarterly fluctuations of Crossroads' operating results and Crossroads' inability to accurately predict revenues and budget for expenses for future periods; the extent of Crossroads' future operating losses and negative cash flow; the company's ability to maintain its operating margins; the deteriorating economic environment, including, in particular, expense reductions by organizations affecting their IT spending and budget; the dependence of Crossroads' business on the storage area network market which is evolving and unpredictable; the possibility that the pending shareholder class action lawsuits could result in an adverse outcome to the company; Crossroads' ability to develop new and enhanced products that achieve market acceptance; the effect of competition; the effect of undetected software or hardware errors, which may affect the company's results or reduce demand for Crossroads' products in the long term; Crossroads' inability to protect its intellectual property rights, including any adverse outcome in the company's pending patent litigation with certain of its competitors; the continuation of Crossroads' successful relationships with its limited number of OEM customers, including its ability to replace revenue from ADIC and Compaq Computer Corporation and/or to realize the benefit of the new agreement with Compaq; Crossroads' ability to retain and recruit key personnel to manage its business successfully; Crossroads' ability to successfully achieve the benefits of the acquisition of Polaris Communications and any subsequent acquisition or strategic relationship; and that Crossroads' stock price could be volatile regardless of Crossroads' actual financial performance and other factors detailed in Crossroads' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on 10-Q.



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